UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                          CATALYST LIGHTING GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                            84-1588927
(State or Other Jurisdiction                                 (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                                7700 WYATT DRIVE
                             FORT WORTH, TEXAS 76108
          (Address, Including Zip Code, of Principal Executive Offices)

             2003 STOCK OPTION PLAN OF CATALYST LIGHTING GROUP, INC.
                            (Full Title of the Plan)

                              DENNIS H. DEPENBUSCH
                             CHIEF EXECUTIVE OFFICER
                          CATALYST LIGHTING GROUP, INC.
                                7700 WYATT DRIVE
                             FORT WORTH, TEXAS 76108
                                 (817) 738-8181
                 (Name, Address and Telephone Number, Including
                        Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

 Title of Securities to be    Amount to be Registered       Proposed Maximum           Proposed Maximum       Amount of Registration
        Registered                      (1)             Offering Price Per Share   Aggregate Offering Price              Fee
                                                                   (2)                        (2)

       Common Stock,              456,832 shares                  $0.86                   $392,875.52                  $46.24
      $0.01 par value             351,800 shares                  $0.30                   $105,540.00                  $12.42

                                  691,368 shares                  $1.01                   $698,281.68                  $81.37
                                 -----------------                                                                ------------------
                                 1,500,000 shares                                                                      $140.03


     (1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted or upon the exercise of options or issuance of stock awards which may hereafter be granted under the 2003 Stock Option Plan of Catalyst Lighting Group, Inc. (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares of Common Stock which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

     (2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options and stock awards have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the Over-the-Counter Bulletin Board as of a date within five business days prior to filing this Registration Statement.

================================================================================

                                EXPLANATORY NOTE
                  --------------------------------------------

         In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
-----------------------------------------------------------------------

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

      (a) The Registrant's latest annual report dated September 30, 2004 filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act on Form 10-KSB/A (No. 333-75044).

      (b) All other reports and documents filed by the Registrant after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

      All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.
----------------------------------------

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------------------------------------------------------------

      The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Feldman Weinstein LLP. Feldman Weinstein LLP owns no shares of Common Stock of the Registrant.

Item 6. Indemnification of Directors and Officers.
-------------------------------------------------------------

      Incorporated by reference from the Registrant's annual report on Form 10-KSB/A, No. 333-75044.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------------------

      Not applicable.

Item 8.  Exhibits.
--------------------

      (4.1) Certificate of Incorporation of the Registrant (Filed as Exhibit 3.1 to Registrant's Report on Form 10-KSB, filed on December 16, 2004, and incorporated herein by reference).

      (4.2) By-Laws of the Registrant (Filed as Exhibit 3.2 to Registrant's
            Report on Form 10-KSB, filed on December 16, 2004, and incorporated herein by reference).

      (5) Opinion of Feldman Weinstein LLP as to the legality of shares being registered.

      (23.1) Consent of Feldman Weinstein LLP (included in opinion of counsel filed as Exhibit 5).

      (23.2) Consent of Hein & Associates LLP.

      (24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

      (99.1) 2003 Stock Option Plan of Catalyst Lighting Group, Inc.

Item 9.  Undertakings.
----------------------------

(a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
            Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offeredtherein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Worth, Texas on September 7, 2005.

                                         CATALYST LIGHTING GROUP, INC.

                                         By: /s/ Dennis H. Depenbusch
                                            ------------------------------------
                                            Dennis H. Depenbusch
                                            Chief Executive Officer

      Each person whose signature appears below constitutes and appoints Dennis
H. Depenbusch his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Catalyst Lighting Group, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                          Title                                                  Date
------------                                       -------                                              --------

/s/ Dennis H. Depenbusch                    Chief Executive Officer,                                September 7, 2005
--------------------------------            President, Chairman and
Dennis H. Depenbusch                        Secretary (principal executive officer)

/s/ Kevin R. Keating                        Director                                                September 7, 2005
---------------------------
Kevin R. Keating

/s/ Mary Titus                              Director                                                September 7, 2005
---------------------------
Mary Titus

/s/ Tracy B. Taylor                         Director                                                September 7, 2005
---------------------------
Tracy B. Taylor

                                       5